Exhibit 99.1

EIGHTCO HOLDINGS INC. APPOINTS NICOLA CAIANO TO BOARD OF DIRECTORS

Easton, PA, April 28, 2025 (GLOBE NEWSWIRE) – Eightco Holdings Inc. (NASDAQ: OCTO) (the “Company” or “Eightco”) today announced the appointment of Nicola Caiano to its Board of Directors. Mr. Caiano brings over three decades of expertise in financial strategy, capital markets, and investment management, further strengthening Eightco’s strategic vision and growth trajectory.

Mr. Caiano currently serves as Chief Financial Officer at Cytometric Therapeutics, where he leads capital formation strategies to fund clinical trials for groundbreaking cancer therapies. He is also the Founding Partner of Olea Management LLC, where he advises family offices and early-stage companies across diverse industries, including technology, finance, and consumer goods, on capital raising and mergers and acquisitions. Previously, Mr. Caiano was a Partner and Director of Research at Pinyon Asset Management, managing a global event-driven equity and credit portfolio. His career also includes senior roles at Paulson & Co. Inc., J.P. Morgan Chase, and Bear, Stearns & Co. Inc.

“We are thrilled to welcome Nicola Caiano to our Board of Directors,” said Paul Vassilakos, CEO and Chairman of Eightco. “Nic’s proven track record in financial strategy, capital raising, and investment management aligns with our goals to drive sustainable growth and shareholder value. We look forward to him utilizing his expertise and strategic vision to help us execute our ambitious plans to lead in the technology and inventory funding sectors.”

Mr. Caiano is replacing Mary Ann Halford. Ms. Halford had served on Eightco’s Board since October 2021. “We would like to thank Mary Ann for her dedicated service. Her insights, commitment, and leadership have made a lasting impact. We deeply appreciate her contributions and wish her all the best in her current and future endeavours,” said Mr. Vassilakos.

About Eightco Holdings, Inc. Eightco (NASDAQ: OCTO) is committed to growth of its subsidiary, Forever 8 Fund, LLC, an inventory capital and management platform for e-commerce sellers. In addition, the Company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco aims to create significant value and growth for its stockholders.

For additional information, please visit www.8co.holdings and www.forever8.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; and Eightco’s inability to innovate and attract users for Eightco’s products and services. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the SEC, including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

investors@8co.holdings